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                        [ERNST & YOUNG LLP LETTERHEAD]



Exhibit 16 to Form 8-K



January 22, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read Item 4 of Form 8-K dated January 22, 1996, of Frontier Communications Services Inc. (formerly "Allnet Communication Services, Inc.") and are in agreement with the statements contained in paragraph (a) on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



                              ERNST & YOUNG LLP